EXHIBIT 4.10

Variation to employment agreement – Ms Lynne M Peacock (as Chief Executive Officer, Europe)

The employment agreement of Ms Lynne M Peacock is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.